                                                                  EXHIBIT (a)(1)

                           THE AMERICAN FRANKLIN LIFE
                                INSURANCE COMPANY

         I, Stephen P. Horvat, Jr., Secretary of The American Franklin Life Insurance Company, do hereby certify that attached hereto marked Exhibit A are true and correct copies of resolutions adopted by the Board of Directors of said Corporation at meetings held on July 22, 1987, October 7, 1987 and November 8, 1988, at each of which meetings a quorum was present and acting throughout; that said resolutions have not been amended, annulled, rescinded, or revoked, except to the extent that the resolutions adopted October 7, 1987 and November 8, 1988 specifically amend the resolutions adopted July 22, 1987; and that the same resolutions are still in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and have caused to be affixed the Corporate Seal of The American Franklin Life Insurance Company, this day of March 22, 1989.

                                    /s/ Stephen P. Horvat, Jr.
                                    -------------------------------------------
                                            Stephen P. Horvat, Jr.
                                                   Secretary

[SEAL]

               RESOLUTION RE ESTABLISHMENT OF SEPARATE ACCOUNT VUL
               ---------------------------------------------------

         On motion duly made and seconded, The following resolution was unanimously adopted:

         WHEREAS, It is desired that The American Franklin Life Insurance Company (the "Company) have a funding vehicle for its flexible premium variable life insurance policies; and

         WHEREAS, Article XIV-l/2 of the Illinois Insurance Code permits the establishment of one or more separate accounts to provide for variable life insurance: NOW THEREFORE, BE IT

         RESOLVED, That, pursuant to Article XIV-l/2 of the Illinois Insurance Code, a separate account designated "Separate Account VUL of The American Franklin Life Insurance Company" ("Separate Account VUL") is hereby established and empowered to:

         (a)      Registration under the Investment Company Act of 1940
                  -----------------------------------------------------

         to the extent required by the Investment Company Act of 1940 (the "1940 Act"), prepare, execute and file with the Securities and Exchange Commission a Notification of Registration on Form N-8A and a Registration Statement on Form N-8B-2, including financial statements, exhibits and other documents relating thereto, and any amendments to the foregoing:

         (b)      Applications for Exemptions and No-Action Requests under the
                  1940 Act
                  ------------------------------------------------------------

         prepare, execute and file with the Securities and Exchange Commission, from time to time applications, and any amendments thereto, for such exemptions from or letters with respect to, and any other relief from, provisions of the 1940 Act or any rules and regulations thereunder;

         (c)      Periodic Reporting under the 1940 Act
                  -------------------------------------

         prepare, execute and file with the Securities and Exchange Commission such reports and all such other reports and documents as may be required of Separate Account VUL by the 1940 Act;

         (d)      Registration under the Securities Act of 1933
                  ---------------------------------------------

         effect such registration with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") as may be necessary or appropriate to permit any policies or other funding arrangements issued and administered by the Company which the Company from time to time may propose to offer to provide for allocations of amounts to Separate Account VUL;

         (e)      Filing Registration Statements under the 1933 Act
                  -------------------------------------------------

         to the extent required by the 1933 Act, prepare, execute and file with the Securities and Exchange Commission a Registration Statement Or Statements on Form S-6 or on such other form as may be appropriate, including prospectuses, financial statements, supplements, exhibits and other documents relating thereto, and any amendments to the foregoing:

         (f)      Applications for Additional Exemptions and No-Action Requests
                  -------------------------------------------------------------

         prepare, execute and file with the Securities and Exchange Commission from time to time applications, and any amendments thereto, for exemptions from or orders under, and requests for no-action or interpretive letters with respect to, and any other relief from the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the Trust Indenture Act of 1939 or the Investment Advisers Act of 1940;

         (g)      Periodic Reporting under the 1934 Act
                  -------------------------------------

         prepare, execute and file with the Securities and Exchange Commission such reports and documents as may be required of Separate Account VUL by the 1934 Act;

         (h)      State Securities and Insurance Law Proceedings
                  ----------------------------------------------

         prepare, execute and file all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as may be necessary or appropriate, and in connection therewith, prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the Officers of the Company may deem necessary or appropriate;

         (i)      Agent for Service of Process
                  ----------------------------

         appoint the General Counsel of the Company or his designee as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given such agent by the 1933 Act and any Rules thereunder and any other necessary Acts;

         (j)      Custodial Arrangements
                  ----------------------
         provide for custodial or depository arrangements for assets allocated to Separate Account VUL as the Officers of the Company may deem necessary and appropriate;

         (k)      Fiscal Year
                  -----------

         end the fiscal year for Separate Account VUL on the thirty-first day of December in each year;

         (1)      Independent Public Accountants
                  ------------------------------

         select an independent public account to audit the books and records of Separate Account VUL;

         (m)      Rules and Regulations
                  ---------------------

         delegate the authority to the Chief Executive Officer or the President of the Company to adopt Rules and Regulations for Certain Operations of Separate Account VUL in such form as the officer executing the same may deem necessary or appropriate;

         (n)      Investment Management Services
                  ------------------------------

         provide for investment management service as the Officers of the Company may deem necessary and appropriate;

         (o)      Sales of Policies
                  -----------------

         provide for the sale of policies issued and administered by the Company as the Officers of the Company may deem necessary and appropriate, to the extent such policies provide for allocation of amounts to Separate Account VU L;

         (p)      Investment of Assets in Registered Investment Companies
                  -------------------------------------------------------

         invest or reinvest the assets of Separate Account VUL in securities issued by one or more investment companies registered under the 1940 Act as the Company's Board of Directors may designate;

         (q)      Divisions of the Separate Account
                  ---------------------------------

         divide Separate Account VUL into divisions and subdivisions with each division or subdivision investing in shares of designated classes of designated investment companies or other appropriate securities;

         (r)      Unit Value
                  ----------

         provide for units to represent interests in Separate Account VUL and to value such units in a manner deemed necessary and appropriate by the Officers of the Company; and

         (s)      General Authority
                  -----------------

         perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof.

           RESOLUTIONS RE POLICIES FUNDED THROUGH SEPARATE ACCOUNT VUL
           -----------------------------------------------------------

         On motion duly made and seconded, the following resolution was unanimously adopted

         RESOLVED, That Separate Account VUL shall constitute a funding medium to support reserves under such variable life insurance policies issued by the Company as the Chief Executive Officer may from time to time designate for such purpose:

         FURTHER RESOLVED, That the income, gains and losses (whether or not realized) from assets allocated to Separate Account VUL shall, in accordance with any variable life insurance policies issued by the Company providing for allocations to Separate Account VUL, be credited to or charged against such Separate Account without regard to the other income, gains or losses of the
Company: and

         FURTHER RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized to assess charges for mortality and expense risks relating to policies funded through Separate Account VUL, at effective annual rates of up to 0.60%, against the assets of each of the investment divisions of Separate Account VUL.

                     RESOLUTIONS RE SECURITIES LAWS MATTERS
                     --------------------------------------

         On motion duly made and seconded, the following resolution was unanimously adopted:

         (a) Registration under the Investment Company Act of 1940
             -----------------------------------------------------

         RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to take all actions necessary to register Separate Account VUL as a unit investment trust under the 1940 Act and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

         (b) Applications for Exemptions and No-Action Requests under the 1940
             Act
             -----------------------------------------------------------------

         FURTHER RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute, and file with the Securities and Exchange Commission applications, and any amendments thereto, for such exemptions from or orders under, and requests for no-action or interpretive letters with respect to, and any other relief from provisions of the 1940 Act or any rules and regulations thereunder, as they may from time to time deem necessary or appropriate;

         (c) Periodic Reporting under the 1940 Act
             -------------------------------------

         FURTHER RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute and file with the Securities and Exchange Commission such reports and documents as may be required by the 1940 Act;

         (d) Registration under the Securities Act of 1933
             ---------------------------------------------

         FURTHER RESOLVED, That the Company may register under the 1933 Act units of interest in Separate Account VUL relating to variable life insurance policies under which amounts will be allocated by the Company to Separate Account VUL to support reserves for such policies;

         (e) Filing Registration Statements under the 1933 Act
             -------------------------------------------------

         FURTHER RESOLVED, That, to the extent required by the 1933 Act, the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute and file with the Securities and Exchange Commission a Registration Statement or Statements on Form S-6 or on such other form as may be appropriate for any policies, including prospectuses, supplements, any exhibits and other documents relating thereto, and amendments to the foregoing;

         (f) Applications for Additional Exemptions and No-Action Requests
             -------------------------------------------------------------

         FURTHER RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute and file with the Securities and Exchange Commission from time to time applications, and any amendments thereto, for exemptions from or orders under, and requests for no-action or interpretive letters with respect to any other relief from the 1933 Act, the 1934 Act, the Trust Indenture Act of 1939 and the Investment Advisers Act of 1940;

         (g) Periodic Reporting under the 1934 Act
             -------------------------------------

         FURTHER RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants to prepare, execute and file with the Securities and Exchange Commission such reports and documents as may be required of Separate Account VUL by the 1934 Act:

         (h) State Securities and Insurance Law Proceedings
             ----------------------------------------------

         FURTHER RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized, with the assistance of accounts, legal counsel and other consultants, to effect all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any Units of interest in Separate Account VUL relating to variable life insurance policies; such authorization to include registration, filing and qualification of the Company and of said units, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the Officers of the Company may deem necessary or appropriate;

         FURTHER RESOLVED, That this Board of Directors hereby adopts the form of any resolution required to be adopted by state, or any other jurisdiction, blue sky or other applicable securities laws and regulations and by insurance securities laws and insurance laws and regulations in connection with an application for qualification and registration, renewal or qualification or registration of the Company and with respect to any Units of interest in Separate Account VUL relating to variable life insurance policies, or any consent to service of process or other requisite paper or document required to be filed in connection therewith, if (i) in the opinion of the Officers of the Company the adoption of such resolution is necessary or advisable, and (ii) the Secretary or Assistant Secretary of the Company evidences such adoption by inserting in the minutes a copy of such resolution, which will thereupon be deemed to be adopted by this Board of Directors, with the same force and effect as if specifically adopted at this or any subsequent meeting;

         (i) Agent for Service of Process
             ----------------------------

         FURTHER RESOLVED, That the General Counsel of the Company is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder, and any other necessary Acts; and

         (j) Power of Attorney
             -----------------

         FURTHER RESOLVED, That the Company hereby appoints the President, and Vice President and the Secretary, and each of them, (with full power to each of them to act alone), its true and lawful attorney and agent, with full power of substitution to each, to execute in its name, place and stead registration statements and amendments thereto under the Securities Act of 1933 and all instruments necessary or appropriate in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents, and their substitutes, to have full power and authority to do or cause to be done in the name and on behalf of Separate Account VUL every act or thing with respect thereto as fully and to all intents and purposes as any director or officer of the Company might or could do with respect thereto, hereby ratifying and confirming any and all action taken by said attorneys and agents with respect thereto.

                   RESOLUTION RE INDEPENDENT PUBLIC ACCOUNTANT
                   -------------------------------------------

         On notion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That Ernst & Whinney are hereby selected as the independent auditors to audit the books and records of Separate Account VUL for the year 1987 and each year thereafter until replaced by action of the Board of Directors.

                       RESOLUTIONS RE INVESTMENT POLICIES
                       ----------------------------------

On motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That the fundamental investment policy of Separate Account VUL shall be to invest or reinvest the assets of Separate Account VUL in securities issued by The Hudson River Fund, Inc. or such other investment companies registered under the 1940 Act as the Officers of the Company may designate:

         FURTHER RESOLVED, That Separate Account VUL be divided initially into six divisions designated as follows: (i) the Common Stock Division, (ii) the Money Market Division, (iii) the Aggressive Stock Division, (iv) the Balanced Division, (v) the High Income Division, and (vi) the Global Division;

         FURTHER RESOLVED, That the Investment Committee be, and it hereby is, authorized in its discretion as it may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide Separate Account VUL into one or more additional divisions or subdivision, (b) to modify or eliminate any such divisions or subdivisions, (c) to change the designation of Separate Account VUL to another designation, (d) to change the designation of any such divisions or subdivision, and (e) to designate any further divisions or subdivisions thereof.

                   RESOLUTIONS RE DETERMINATION OF UNIT VALUE
                   ------------------------------------------

         On motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That the net asset unit value of Separate Account VUL shall be computed on each day during which the New York Stock Exchange is open for trading; and

         FURTHER RESOLVED, That such computation shall be based on the net asset value of the shares of The Hudson River Fund, Inc., or shares of such other registered investment companies as the Officers of the Company may designate as investments for Separate Account VUL, at the net asset values provided by such investment companies, as of the time of the closing of the composite tape reporting daily transactions on the national securities exchanges.

                            RESOLUTION RE SEED MONEY
                            ------------------------

         On motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized to invest cash in Separate Account VUL or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account VUL's operations or to meet any minimum capital requirements under the 1940 Act and to transfer cash or securities from time to time between the Company's general account and Separate Account VUL: as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies issued by the Company providing for allocations to Separate Account VUL.

                            RESOLUTION RE SUITABILITY
                            -------------------------

         On motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That the following which expresses the policy of the Company with respect to determining the suitability for applicants be adopted: No recommendation shall be made to a potential applicant to purchase a variable life insurance policy and no variable life insurance policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation.

                   RESOLUTION RE GENERAL AUTHORITY OF OFFICERS
                   -------------------------------------------

         On motion duly made and seconded, the following resolution was unanimously adopted:

         RESOLVED, That the Officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

RESOLUTION OF THE BOARD OF DIRECTORS OF THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY at its October 7, 1987 Meeting.

         RESOLVED, that Coopers & Lybrand are hereby selected as the independent auditors to audit the books and records of Separate Account VUL for the year 1987 and each year thereafter until replaced by action of the Board of Directors, to replace Ernst & Whinney, thereby amending action taken by the Board at its meeting on July 22, 1987.

Minutes of the Special Meeting of the Board of Directors,
                                                                November 8, 1988
                                         Springfield, Illinois, November 8, 1988


A special meeting of the Board of Directors of The American Franklin Life Insurance Company was held at the Home Office of the Company in Springfield, Illinois, at 2:00 p.m. on November 8, 1988. Howard C. Humphrey presided as Chairman and Stephen P. Horvat, Jr. acted as Secretary of the meeting.

The following Directors were present: Arthur C. Cragoe, Stephen P. Horvat, Jr., Howard C. Humphrey, John C. Watson and Keith R. Wright.

On motion duly made, seconded and unanimously adopted, it was

         RESOLVED, Marine Bank of Springfield, Springfield, Illinois, is designated a depository of funds of this corporation and the individuals set forth below are hereby authorized to sign for and in behalf of this corporation any and all checks, drafts and other orders with respect to funds so as to deposit the same to the credit of this corporation with said bank, and said bank is authorized to receive for the deposit to the credit of this corporation and for collection to the account of this corporation any and all checks, drafts, notes and other instruments for the payment of money whether or not endorsed by this corporation which may be submitted to it for such deposit collection, it being understood that each such item shall have been deemed to have been unqualifiedly endorsed by this corporation.

         Said bank is further authorized to pay to the debit of any accounts of this corporation any and all checks, drafts, and other instruments for the payment of money drawn in the name of this corporation upon the facsimile signature of authorized individuals with respect to checks not exceeding the sum of $5,000.00 and with respect to checks exceeding the sum of $5,000.00 there shall be the additional signature of one of the following individuals:

                  Robert J. Bohn
                  Keith A. Butler
                  Thomas J. Byerly
                  P. Thomas Casteel
                  Arthur C. Cragoe
                  Ronald K. Curlee
                  Stephen P. Horvat, Jr.
                  Cheryl E. Morton
                  Dale W. Sachtleben
                  John E. Sartore

                  Keith C. Schroeder
                  Robert G. Spencer
                  Philip M. Steele
                  J. Alan Vala
                  John C. Watson
                  Keith R. Wright

On motion duly made and seconded, the following resolution was unanimously adopted:

         WHEREAS, this corporation proposes to employ for its convenience certain check signature machines which will impress upon its checks and drafts, or some of them, facsimiles of the signatures of several of its proper officers duly authorized to sign such checks or drafts, in lieu of causing such officers to affix their respective signatures to such checks or drafts with their own hands; and

         WHEREAS, it is desired that any bank in which this corporation keeps or shall keep an account shall be fully protected in the honoring of checks or drafts so signed;

         NOW, THEREFORE, BE IT RESOLVED, that any bank in which this corporation keeps or shall keep an account be and hereby is authorized to recognize as the signatures of such officers the check signature-machine facsimiles of such officers' signatures in every instance when the same shall appear on a check or draft purporting to have been drawn by and issued on behalf of this corporation and when the same shall correspond to the specimens of such facsimile signatures to be certified to any such bank by the Secretary or an Assistant Secretary of this Corporation as the authorized signatures of such officers respectively, in all respects as if such check or draft bore the original signatures of such officers affixed by their respective hands, provided such check or draft is not drawn in an amount in excess of that set forth in said certificate of the Secretary or Assistant Secretary of this Corporation; and provided further, however, that no such bank is hereby authorized to recognize any such facsimile signature from and after the receipt by such bank of notice from the Secretary or an Assistant Secretary of this corporation revoking such certificate to the effect that such facsimile signature is the authorized signature of any such officer; and

         FURTHER RESOLVED, that the above resolution shall continue in force until express written notice of its rescission or modification has been received by any such bank, but if the authority contained therein should be revoked or terminated by operation of law without such notice, it is resolved and hereby agreed for the purpose of inducing such bank to act thereunder, that such bank shall be saved harmless from any loss or liability incurred by it in so acting after such revocation or termination without such notice.

On motion duly made, seconded and unanimously adopted, it was

         RESOLVED, that Separate Account VUL shall constitute a funding medium to support reserves under such variable life insurance policies issued by the Company as the Chief Executive Officer may from time to time designate for such purpose; and

         FURTHER RESOLVED, that the income, gains and losses (whether or not realized) from assets allocated to Separate Account VUL shall, in accordance with any variable life insurance policies issued by the Company providing for allocations to Separate Account VUL, be credited to or charged against such Separate Account without regard to the other income, gains or losses of the Company; and

         FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to assess charges for mortality and expense risks relating to policies funded through Separate Account VUL, at effective annual rates of up to 0.75%, against the assets of each of the investment divisions of Separate Account VUL.

There being no further business to come before the meeting, on motion duly made, seconded and unanimously adopted, the meeting was adjourned.

                                       /s/ Stephen P. Horvat, Jr.
                                       --------------------------
                                       Secretary